ALEXANDER & BALDWIN, INC.
                     1998 STOCK OPTION/STOCK INCENTIVE PLAN

                                 AMENDMENT NO. 3
                                 ---------------



         The Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan (the "Plan") is hereby amended, effective as of February 24, 2005, as follows:

         1. The references to "Compensation and Stock Option Committee" in Paragraph A of Section III ("ADMINISTRATION OF THE PLAN") of Article One of the Plan and in Item Q ("PLAN ADMINISTRATOR") of the Plan's Appendix are hereby replaced with "Compensation Committee."

         2. Paragraph B of Section IV ("ELIGIBILITY") of Article One of the Plan is hereby amended in its entirety to read as follows:

                  "B. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, all terms and conditions thereof to the extent not inconsistent with the express provisions of this Plan, including but not limited to which eligible persons are to receive option grants, the time or times when those option grants are to be made, the number of shares to be covered by each such grant, whether the granted option will have a reload feature, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances or share right awards under the Stock Issuance Program, all terms and conditions thereof to the extent not inconsistent with the express provisions of this Plan, including but not limited to which eligible persons are to receive stock issuances or share right awards, the time or times when such issuances or share right awards are to be made, the number of shares to be issued to each Participant, the vesting schedule (which in no event, (i) for time-based awards, shall provide for vesting sooner than one-third of the shares in each of the first three years after the grant date, and (ii) for performance-based awards, shall provide for vesting sooner than one year after the grant date, unless otherwise provided herein) applicable to the issued shares and the consideration to be paid for such shares."

         3. Paragraph A of Section V ("STOCK SUBJECT TO THE PLAN") of Article One of the Plan is hereby amended in its entirety to read as follows:

                  "A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock issuable over the term of the Plan shall not exceed 4,700,000 shares. Such share reserve includes the 700,000 share increase authorized by the Board on February 24, 2005, subject to stockholder approval at the 2005 Annual Meeting."

         4. Paragraph A.1 of Section I ("OPTION TERMS") of Article Two of the Plan is hereby amended in its entirety to read as follows:

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than the Fair Market Value per share of Common Stock on the option grant date. The Plan Administrator shall not reprice any options.

         5. Paragraph C.1.a of Section I ("TERMS AND CONDITIONS OF RELOAD OPTIONS") of Article Three of the Plan is hereby amended in its entirety to read as follows:

                  a. Unless the Plan Administrator specifies otherwise in the instrument evidencing the reload feature, the exercise price per share of the Common Stock purchasable under the Reload Option shall be equal to the Fair Market Value per share of Common Stock on the Reload Grant Date. The Plan Administrator shall have full power and authority under this Article Three to provide in the instrument evidencing the reload feature that the Reload Option shall have an exercise price per share in excess of the Fair Market Value per share of Common Stock on the Reload Grant Date in the event the Fair Market Value per share of Common Stock on such date is not more than one hundred fifty percent (150%) of the exercise price per share in effect at the time under the Original Option. The Plan Administrator shall not reprice any Reload Options.

         6. The last sentence of the first paragraph of Section I ("STOCK ISSUANCE TERMS") of Article Four of the Plan is hereby deleted, thereby eliminating the restriction on the maximum number of shares of Common Stock that may be issued under the Stock Issuance Program. Accordingly, the first paragraph of Section I ("STOCK ISSUANCE TERMS") of Article Four of the Plan is hereby amended in its entirety to read as follows:

                  "Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance, whether or not evidenced by a Stock Issuance Agreement, shall be made in compliance with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards that entitle the recipients to receive those shares upon the completion of a designated Service period or the attainment of specified performance goals, in compliance with the terms specified below."

         7. Paragraph B.1 of Section I ("STOCK ISSUANCE TERMS") of Article Four of the Plan is hereby amended in its entirety to read as follows:

                  "1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program, provided that in no event (i) for time-based awards, shall shares vest sooner than one-third in each of the first three years after the grant date, and (ii) for performance-based awards, shall shares vest sooner than one year, unless otherwise provided herein. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program that shall entitle the recipient to receive a specified number of shares of Common Stock upon the completion of a designated Service period or the attainment of one or more performance goals established by the Plan Administrator, provided that in no event (i) for time-based awards, shall the share right awards vest sooner than one-third in each of the first three years after the grant date, and (ii) for performance-based awards, shall the share right awards vest sooner than one year following the grant date, unless otherwise provided herein. Upon the completion of such Service period or the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards."

         8. Paragraph B.5 of Section I ("STOCK ISSUANCE TERMS") of Article Four of the Plan is hereby amended in its entirety to read as follows:

                  "5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. The Plan Administrator, however, shall have the discretionary authority to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) that would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies, provided that in no event (i) for time-based awards, shall shares vest sooner than one-third in each of the first three years since the grant date, and (ii) for performance-based awards, shall shares vest sooner than one year following the grant date. Such waiver may be effected at any time, whether before the Participant's cessation of Service, or before or after the attainment or non-attainment of the applicable performance objectives. Notwithstanding any provision herein, the Plan Administrator shall have the discretion to vest any unvested shares of Common Stock upon the occurrence of (i) the Participant's normal retirement (age 65) or approved early retirement (age 55 plus 5 years of Service), or (ii) the Participant's termination of Service by reason or Permanent Disability. In the event of Participant's termination of Service by reason of death, any unvested shares of Common Stock shall automatically vest.

         9. Paragraph B.6 of Section I ("STOCK ISSUANCE TERMS") of Article Four of the Plan is hereby amended in its entirety to read as follows:

                  "6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Service requirement for such awards is not satisfied or the performance goals established for those awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated Service requirement or performance goals are not satisfied or attained, provided that in no event (i) for time-based awards, shall Plan Administrator issue more shares of Common Stock than would have been issued had there been one-third vesting for each of the first three years since the grant date, and (ii) for performance-based awards, shall Plan Administrator issue more shares of Common Stock than would have been issued had there been vesting after one year following the grant date. Notwithstanding any provision herein, the Plan Administrator shall have the discretion to vest any unvested shares of Common Stock upon the occurrence of (i) the Participant's normal retirement (age 65) or approved early retirement (age 55 plus 5 years of Service), or (ii) the Participant's termination of Service by reason or Permanent Disability. In the event of Participant's termination of Service by reason of death, any unvested shares of Common Stock shall automatically vest."

         10. Paragraph C of Section II ("EFFECTIVE DATE AND TERM OF THE PLAN") of Article Five of the Plan is hereby amended in its entirety to read as follows:

                  "C. No stock options granted under the Plan in respect of the 700,000 share increase authorized by the Board on February 24, 2005 may be exercised in whole or in part, and no shares of Common Stock shall be issued under the Stock Issuance Program on the basis of that share increase, prior to approval of such share increase by the Corporation's stockholders at the 2005 Annual Meeting."

         11. Paragraph A of Section III ("AMENDMENT OF THE PLAN") of Article Five of the Plan is hereby amended in its entirety to read as follows:

                  "A. The Board shall have the power and authority to amend or modify the Plan in any or all respects, subject to shareholder approval for any material amendment to the Plan or as required under applicable law or regulation. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, share right awards or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification."

         12. Except as modified by this Amendment No. 3, all the terms and provisions of the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan shall continue in full force and effect.

         13. If shareholder approval of this Amendment No. 3 is not obtained at the 2005 Annual Meeting, this Amendment No. 3 shall terminate in its entirety and be of no force or effect.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 3 to be executed on its behalf by its duly-authorized officers on the date first written above.


                            ALEXANDER & BALDWIN, INC.

                            By /s/ Ruthann S. Yamanaka
                               Its Vice President

                            By /s/ Alyson J. Nakamura
                               Its Secretary